Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
August 8, 2012	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS SECOND QUARTER 2012 EARNINGS

Achieved operating revenues of $4.61 billion, exceeding guidance

Improved annual rate of revenue decline to 1.2% in second quarter 2012 compared to 3.8% and 2.7% annual declines in pro forma(1) second quarter 2011 and first quarter 2012, respectively

Achieved Adjusted Diluted EPS(1), (2) of $0.65 compared to $0.69 in pro forma second quarter 2011

Generated Free Cash Flow(2) of $779 million, excluding special items

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported strong operating revenues, operating cash flow and free cash flow for second quarter 2012.

“CenturyLink continued to generate solid results in the second quarter, maintaining our top-line revenue trend improvement and strong cash flow generation,” said Glen F. Post, III, chief executive officer and president. “We successfully completed our operating group restructuring during the second quarter without disrupting the positive sales momentum across our business and believe that CenturyLink is even better positioned to serve our enterprise customers across the United States and internationally.

“We experienced continued broadband and PrismTM TV subscriber growth in the second quarter, in spite of typical lower seasonal demand, while continuing to improve customer retention as our annual access line loss rate of decline slowed to 6.1% this quarter from 7.4% in the pro forma year-ago period. We generated 5.8% sequential and 7.9% year-over-year growth in colocation and managed hosting revenues and grew strategic data revenues across our Regional Markets Group (RMG) and Enterprise Markets Group (EMG).

(1)  See the attached pro forma statements of income for more information about our pro forma results discussed in this release.

(2)  See attachments for non-GAAP reconciliations.

“As we enter the second half of 2012, we remain focused on investing in broadband expansion and enhancement, PrismTM TV, fiber-to-the-tower and managed hosting and cloud computing services in order to maximize the opportunities for future revenue growth,” said Post.

Second Quarter Highlights

CenturyLink continued to improve its top-line revenue trend, deliver solid subscriber results, invest in key strategic initiatives and meet its Qwest and Savvis synergy targets in second quarter 2012. Among the quarter’s highlights:

•      Improved year-over-year actual-to-pro forma revenue trend to a 1.2% rate of decline (1.7% rate of decline excluding data integration revenue), compared to a 3.8% decline in pro forma second quarter 2011.

•      Achieved free cash flow of $779 million, excluding special items and integration-related capital expenditures.

•      Reduced access line loss by 22% as the line loss trend improved during second quarter 2012 to a 6.1% annual decline compared to a 7.4% annual decline in pro forma second quarter 2011.

•      Added more than 18,000 high-speed Internet customers reflecting expected second quarter seasonality; ended second quarter 2012 with 5.76 million subscribers(3).

•      Expanded the number of PrismTM TV subscribers by 11% in second quarter 2012 from first quarter 2012 and increased penetration of available homes in our markets to more than 9%.

•      Generated sequential recurring revenue growth in our Enterprise Markets Group’s Network Services and Data Hosting Services, along with strong bookings in both operating groups.

•      As of June 30, 2012, we had more than 50 data centers(4) in North America, Europe and Asia, with total sellable floor space of approximately 1.4 million square feet.

Consolidated Second Quarter Financial Results

Operating revenues for second quarter 2012 were $4.61 billion compared to $4.41 billion in second quarter 2011. This increase was primarily due to $278 million of revenue contributions from the Savvis acquisition completed July 15, 2011, increases in strategic revenues, primarily driven by business customer demand for high-bandwidth data services, growth in high-speed Internet and PrismTM TV subscribers and higher data integration revenues. These increases were more than offset by declines in legacy services revenues primarily due to the impact of access line losses and lower access revenues.

Second quarter 2012 operating revenues compared to pro forma second quarter 2011 operating revenues declined 1.2% from $4.67 billion a year ago to $4.61 billion this quarter, due to the decline in legacy revenues more than offsetting the increase in strategic revenues and data integration revenues as discussed above.

Operating expenses, excluding special items, increased to $3.92 billion from $3.67 billion in second quarter 2011, primarily due to $292 million of operating costs associated with the Savvis acquisition and higher data integration costs. These increases were partially offset by lower

(3)  Effective this quarter, CenturyLink modified its high-speed Internet reporting to include consumer, business and wholesale subscribers instead of only consumer and small business subscribers.

(4)  We define a “data center” as any facility where we market, sell and deliver either colocation services or multi-tenant managed services, or both.

personnel-related costs, along with lower than anticipated depreciation and amortization expense as a result of one-time true-up adjustments.

Operating expenses, excluding special items, decreased to $3.92 billion in second quarter 2012 from pro forma second quarter 2011 operating expenses of $3.94 billion.

Operating cash flow (as defined in our supplemental schedules), excluding special items, decreased to $1.90 billion from $1.92 billion in second quarter 2011, primarily due to the decline in legacy revenues, which was partially offset by the Savvis acquisition contribution to operating cash flow. For second quarter 2012, CenturyLink achieved an operating cash flow margin, excluding special items, of 41.2% versus 43.5% in second quarter 2011, reflecting the impact that the lower margins of Savvis and the legacy revenues decline had on CenturyLink’s consolidated operating cash flow margin in the second quarter 2012.

Second quarter 2012 operating cash flow of $1.90 billion, excluding special items, declined 4.0% from pro forma $1.98 billion in the second quarter 2011, primarily due to the decline in legacy revenues. Operating cash flow margin, excluding special items, was 41.2% in second quarter 2012 compared to 42.4% in pro forma second quarter 2011.

Adjusted Net Income and Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)

Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of intangibles, and the non-cash after-tax impact to interest expense of the assignment of fair value to debt outstanding related to the Embarq, Qwest and Savvis transactions.

Excluding the items outlined above, CenturyLink’s Adjusted Net Income for second quarter 2012 was $403 million compared to pro forma Adjusted Net Income of $428 million in second quarter 2011. Second quarter 2012 Adjusted Diluted EPS was $0.65 compared to pro forma Adjusted Diluted EPS of $0.69 in the year-ago period. See the attached schedules for additional information.

GAAP Results — Second Quarter

Under generally accepted accounting principles (GAAP), net income for second quarter 2012 was $74 million compared to $115 million for second quarter 2011, and diluted earnings per share for second quarter 2012 was $0.12 compared to $0.19 for second quarter 2011. Second quarter 2012 net income and diluted earnings per share reflect net after-tax impacts of $123 million ($0.20 per share) related to losses on the early retirement of debt, $7 million ($0.01 per share) related to severance, integration and retention costs associated with the Qwest and Savvis acquisitions and $14 million ($0.02 per share) related to severance associated with recent expense reduction initiatives.

Second quarter 2011 net income and diluted earnings per share reflect after-tax integration, severance, and retention costs associated with the Embarq, Qwest and Savvis acquisitions of $184 million ($0.31 per share), partially offset by a favorable settlement of an operating tax issue of $11 million ($0.02 per share) and the benefit from a reduction of an NOL valuation allowance of $14 million ($0.02 per share).

Segment Results / Highlights

The following segment results reflect the operating group restructuring we announced in late March and outlined in our first quarter 2012 earnings release. The attached Supplemental Pro Forma Segment Data schedule provides selected financial information for the four segments discussed below, along with restated historical quarterly segment financial information retroactive to first quarter 2011.

Regional Markets Group (RMG)

RMG continued to improve revenue and access line trends in local markets by leveraging CenturyLink’s local operating model.

•      Strategic revenues for RMG were $894 million in the quarter, a 5.8% increase over pro forma second quarter 2011. Excluding the impact of private line services, the adjusted growth rate was more than 7%.

•      Generated $2.48 billion in total revenues, a decrease of 2.6% from pro forma second quarter 2011, reflecting the continued decline in legacy services.

•      Approximately 50% of new PrismTM TV subscribers added in the past twelve months have been new customers to CenturyLink.

•      Ended the second quarter with over 94,000 PrismTM TV subscribers in service.

Wholesale Markets Group (WMG)

WMG generated modest strategic revenue growth as increases in fiber-based revenue more than offset the expected decline in copper-based revenue as a result of the continued expansion of carrier bandwidth consumption.

•      Strategic revenues for WMG were $572 million in the quarter, a 2.1% increase over pro forma second quarter 2011, driven by wireless carrier bandwidth expansion and Ethernet sales.

•      Generated $944 million in total revenues, a decrease of 4.1% from pro forma second quarter 2011, reflecting the continued decline in legacy services primarily driven by lower switched access minutes of use associated with access line loss and displacement of access minutes by alternative forms of communication such as email, social media, texting, wireless and VoIP.

•      Completed approximately 1,350 fiber builds during the second quarter and over 2,000 year-to-date, ending the quarter with about 12,150 fiber-connected towers. We currently remain on track to complete 4,000 to 5,000 fiber builds in 2012.

Enterprise Markets Group (EMG) — Network Services

EMG — Network Services achieved solid growth in recurring revenue sales in the second quarter.

•      Strategic revenues for EMG were $333 million in the quarter, a 2.8% increase over pro forma second quarter 2011 driven by strength in high bandwidth services. Excluding the impact of private line services, the adjusted growth rate was approximately 7%.

•      Generated $648 million in total revenues, an increase of 2.0% from pro forma second quarter 2011, reflecting growth in high-bandwidth broadband offerings and data integration revenues partially offset by declines in legacy services revenues.

•      Bookings in second quarter 2012 were higher than anticipated driven by strategic services growth in MPLS(5) and Ethernet.

(5)  Multiprotocol Label Switching

Enterprise Markets Group (EMG) — Data Hosting Services

EMG — Data Hosting (primarily Savvis operations) improved revenue growth in managed hosting (including cloud), and colocation with strength in traditional managed hosting solutions and financials and consumer brands verticals.

•      Operating revenues were $277 million in the quarter, a 6.5% increase from pro forma second quarter 2011. Colocation revenues were $112 million, a 4.7% increase from pro forma second quarter 2011 and managed hosting revenues of $107 million grew 11.5% over the same period.

•      Announced 2012 planned data center expansions in seven markets, of which four were online in the second quarter.

Integration Update

During second quarter 2012, CenturyLink incurred pre-tax transaction, integration, severance and retention costs of $12 million ($7 million net after-tax) related to the Qwest and Savvis acquisitions.

CenturyLink ended second quarter 2012 with an annualized operating expense synergy run rate of approximately $380 million from the Qwest acquisition. We currently remain on track to exit 2012 with approximately $465 million in annual run-rate synergies related to the Qwest acquisition.

Guidance — Third Quarter 2012 and Full Year 2012

CenturyLink expects third quarter 2012 operating revenues to be negatively impacted by the decline in access revenues as a result of the implementation of the Federal Communications Commission’s USF/ICC Transformation Order (Order) and the reduction effective July 1, 2012, in the monthly universal service contribution rate assessed to end users, which will be partially offset by the implementation of Access Recovery Charges in accordance with the Order. Operating expenses are also anticipated to increase in third quarter 2012 compared to second quarter 2012 due to the normal seasonality of outside plant maintenance and utility costs, data center expansion operating costs and the return of depreciation and amortization expense to expected levels, which will be partially offset by other operating efficiencies.

The Company expects fourth quarter 2012 operating cash flow to increase compared to third quarter 2012 due to anticipated continued growth in strategic revenues and lower outside plant maintenance and utility costs.

Third Quarter 2012

Operating Revenue	$4.54 to $4.59 billion
Operating Cash Flow (excl special items)	$1.82 to $1.86 billion
Adjusted Diluted EPS (excl special items)	$0.54 to $0.59

Full Year 2012	Previous Guidance	Current Guidance
Operating Revenue	$18.2 to $18.4 billion	$18.3 to $18.4 billion
Operating Cash Flow (excl special items)	$7.45 to $7.65 billion	$7.5 to $7.65 billion
Adjusted Diluted EPS (excl special items)	$2.35 to $2.55	$2.45 to $2.55
Capital Expenditures(6)	$2.6 to $2.8 billion	$2.7 to $2.8 billion
Free Cash Flow (excl special items)	$3.2 to $3.4 billion	$3.25 to $3.4 billion

All 2012 outlook figures included in this release exclude the effects of special items, future changes in regulation, integration expenses associated with the Qwest and Savvis acquisitions, any changes in operating or capital plans and any future mergers, acquisitions, divestitures, buybacks or other similar business transactions. In addition, all outlook figures are based on acquisition-related fair value estimates for Savvis that remain subject to finalization. All assets and liabilities of Savvis have been assigned a fair value pursuant to business combination accounting rules. Such fair value assignments for Savvis have not been finalized and are subject to further adjustment before becoming final.

Investor Call

As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, August 8, 2012. Interested parties can access the call by dialing 866-802-4328. The call will be accessible for replay through August 15, 2012, by calling 888-266-2081 and entering the access code 1584532. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through August 30, 2012.

Reconciliation to GAAP

This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of special items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

About CenturyLink

CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLinkTM PrismTM TV and DIRECTV brands. Headquartered in Monroe, La., CenturyLink is

(6)  Excludes approximately $80 million of integration-related capital expenditures an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including recent reforms and changes by the Federal Communications Commission regarding intercarrier compensation and the Universal Service Fund, among other things); our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix caused by our recent acquisitions of Savvis, Qwest and Embarq; our ability to successfully integrate the operations of Savvis and Qwest into our operations, including the possibility that the anticipated benefits from these acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; our ability to use the net operating loss carryovers of Qwest in projected amounts; the effects of changes in our assignment of the Savvis purchase price to identifiable assets or liabilities after the date hereof; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; any adverse developments in legal proceedings involving us; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements or otherwise; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in our filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business, our July 2011 acquisition of Savvis, our April 2011 acquisition of Qwest and our July 2009 acquisition of Embarq are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2011, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED JUNE 30, 2012 AND 2011

(UNAUDITED)

(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended June 30, 2012				Three months ended June 30, 2011					Increase
				As adjusted				As adjusted		(decrease)
		Less		excluding		Less		excluding	Increase	excluding
	As	special		special	As	special		special	(decrease)	special
	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Strategic	$2,076			2,076	1,726			1,726	20.3%	20.3%
Legacy	2,100			2,100	2,280			2,280	(7.9)%	(7.9)%
Data integration	170			170	152			152	11.8%	11.8%
Other	266			266	248			248	7.3%	7.3%
	4,612	—		4,612	4,406	—		4,406	4.7%	4.7%

OPERATING EXPENSES
Cost of services and products	1,912	9	(1)	1,903	1,781	26	(4)	1,755	7.4%	8.4%
Selling, general and administrative	835	26	(1)	809	968	234	(4)	734	(13.7)%	10.2%
Depreciation and amortization	1,208			1,208	1,177			1,177	2.6%	2.6%
	3,955	35		3,920	3,926	260		3,666	0.7%	6.9%

OPERATING INCOME	657	(35)		692	480	(260)		740	36.9%	(6.5)%

OTHER INCOME (EXPENSE)
Interest expense	(335)			(335)	(280)	5	(5)	(285)	19.6%	17.5%
Other income (expense)	(199)	(202	)(2)	3	(14)	(16	)(6)	2	1,321.4%	50.0%
Income tax expense	(49)	93	(3)	(142)	(71)	111	(7)	(182)	(31.0)%	(22.0)%

NET INCOME	$74	(144)		218	115	(160)		275	(35.7)%	(20.7)%

BASIC EARNINGS PER SHARE	$0.12	(0.23)		0.35	0.19	(0.27)		0.46	(36.8)%	(23.9)%
DILUTED EARNINGS PER SHARE	$0.12	(0.23)		0.35	0.19	(0.27)		0.46	(36.8)%	(23.9)%

AVERAGE SHARES OUTSTANDING
Basic	619,887			619,887	598,884			598,884	3.5%	3.5%
Diluted	621,839			621,839	600,259			600,259	3.6%	3.6%

DIVIDENDS PER COMMON SHARE	$0.725			0.725	0.725			0.725	—	—

SPECIAL ITEMS
(1) -

Includes severance costs associated with recent reduction in force initiatives ($23 million), integration, severance, and retention costs associated with our acquisition of Qwest ($10 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($2 million).

(2) -	Loss associated with early retirement of debt.
(3) -	Income tax benefit of Items (1) and (2).
(4) -

Includes integration, severance, and retention costs associated with our acquisition of Qwest, along with restructuring charges ($245 million); integration and severance costs associated with our acquisition of Embarq ($25 million); transaction and other costs associated with our acquisition of Savvis ($2 million); net of a favorable settlement of an operating tax issue ($13 million).

(5) -	Reflects the interest component of a favorable settlement of an operating tax issue.
(6) -	Expense associated with terminating a bridge credit facility related to the Savvis acquisition.
(7) -	Income tax benefit of Items (4) through (6) and a benefit from the reduction of an NOL valuation allowance ($14 million).

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF INCOME

SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(UNAUDITED)

(Dollars in millions, except per share amounts; shares in thousands)

	Six months ended June 30, 2012				Six months ended June 30, 2011					Increase
				As adjusted				As adjusted		(decrease)
		Less		excluding		Less		excluding	Increase	excluding
	As	special		special	As	special		special	(decrease)	special
	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Strategic	$4,132			4,132	2,265			2,265	82.4%	82.4%
Legacy	4,243			4,243	3,275			3,275	29.6%	29.6%
Data integration	315			315	183			183	72.1%	72.1%
Other	532			532	379			379	40.4%	40.4%
	9,222	—		9,222	6,102	—		6,102	51.1%	51.1%

OPERATING EXPENSES
Cost of services and products	3,789	21	(1)	3,768	2,407	40	(4)	2,367	57.4%	59.2%
Selling, general and administrative	1,706	96	(1)	1,610	1,205	255	(4)	950	41.6%	69.5%
Depreciation and amortization	2,416			2,416	1,546			1,546	56.3%	56.3%
	7,911	117		7,794	5,158	295		4,863	53.4%	60.3%

OPERATING INCOME	1,311	(117)		1,428	944	(295)		1,239	38.9%	15.3%

OTHER INCOME (EXPENSE)
Interest expense	(678)			(678)	(408)	5	(5)	(413)	66.2%	64.2%
Other income (expense)	(179)	(189	)(2)	10	(11)	(16	)(6)	5	1,527.3%	100.0%
Income tax expense	(180)	119	(3)	(299)	(199)	124	(7)	(323)	(9.5)%	(7.4)%

NET INCOME	$274	(187)		461	326	(182)		508	(16.0)%	(9.3)%

BASIC EARNINGS PER SHARE	$0.44	(0.30)		0.74	0.72	(0.40)		1.12	(38.9)%	(33.9)%
DILUTED EARNINGS PER SHARE	$0.44	(0.30)		0.74	0.72	(0.40)		1.12	(38.9)%	(33.9)%

AVERAGE SHARES OUTSTANDING
Basic	619,048			619,048	451,358			451,358	37.2%	37.2%
Diluted	621,095			621,095	452,369			452,369	37.3%	37.3%

DIVIDENDS PER COMMON SHARE	$1.45			1.45	1.45			1.45	—	—

SPECIAL ITEMS
(1) -

Includes severance costs associated with recent reduction in force initiatives ($66 million), integration, severance, and retention costs associated with our acquisition of Qwest ($46 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($5 million).

(2) -	Net loss associated with early retirement of debt ($194 million) and gain on the sale of a non-operating investment ($5 million).
(3) -	Income tax benefit of Items (1) and (2).
(4) -

Includes integration, severance, and retention costs associated with our acquisition of Qwest, along with restructuring charges ($251 million); integration and severance costs associated with our acquisition of Embarq ($55 million); transaction and other costs associated with our acquisition of Savvis ($2 million); net of a favorable settlement of an operating tax issue ($13 million).

(5) -	Reflects the interest component of a favorable settlement of an operating tax issue.
(6) -	Expense associated with terminating a bridge credit facility related to the Savvis acquisition.
(7) -	Income tax benefit of Items (4) through (6) and a benefit from the reduction of an NOL valuation allowance ($14 million).

CenturyLink, Inc.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2012 AND DECEMBER 31, 2011

(UNAUDITED)

(Dollars in millions)

	June 30,	December 31,
	2012	2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$281	128
Other current assets	3,566	3,389
Total current assets	3,847	3,517

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	30,623	29,585
Accumulated depreciation	(11,569)	(10,141)
Net property, plant and equipment	19,054	19,444

GOODWILL AND OTHER ASSETS
Goodwill	21,732	21,732
Other	10,457	11,351
Total goodwill and other assets	32,189	33,083

TOTAL ASSETS	$55,090	56,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,903	480
Other current liabilities	3,304	3,537
Total current liabilities	5,207	4,017

LONG-TERM DEBT	19,682	21,356
DEFERRED CREDITS AND OTHER LIABILITIES	9,890	9,844
STOCKHOLDERS’ EQUITY	20,311	20,827

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,090	56,044

CenturyLink, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(UNAUDITED)

(Dollars in millions)

	Six Months	Six Months
	Ended	Ended
	June 30, 2012	June 30, 2011

OPERATING ACTIVITIES
Net income	$274	326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,416	1,546
Deferred income taxes	137	174
Provision for uncollectible accounts	103	61
Loss on early retirement of debt	194	1
Changes in current assets and current liabilities, net	(188)	73
Retirement benefits	(163)	(129)
Changes in other noncurrent assets and liabilities	53	(10)
Other, net	(27)	(24)
Net cash provided by operating activities	2,799	2,018

INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(1,305)	(790)
Cash acquired in Qwest acquisition, net of $5 cash paid	—	419
Other, net	130	9
Net cash used in investing activities	(1,175)	(362)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	3,361	2,602
Payments of long-term debt	(3,630)	(857)
Early retirement of debt costs	(324)	(13)
Net payments on credit facility	(27)	(365)
Dividends paid	(905)	(657)
Proceeds from issuance of common stock	65	58
Repurchase of common stock	(20)	(30)
Other, net	7	(21)
Net cash (used in) provided by financing activities	(1,473)	717

Effect of exchange rate changes on cash and cash equivalents	2	—

Net increase in cash and cash equivalents	153	2,373
Cash and cash equivalents at beginning of period	128	173

Cash and cash equivalents at end of period	$281	2,546

CenturyLink, Inc.

SELECTED SEGMENT FINANCIAL INFORMATION

THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(UNAUDITED)

(Dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Total segment revenues	$4,346	4,158	$8,690	5,723
Total segment expenses	2,024	1,821	4,002	2,385
Total segment income	$2,322	2,337	$4,688	3,338
Total segment income margin (segment income divided by segment revenues)	53.4%	56.2%	53.9%	58.3%

Regional Markets Segment
Revenues
Strategic services	$894	843	$1,781	1,163
Legacy services	1,510	1,631	3,050	2,419
Data integration	73	66	132	95
	$2,477	2,540	$4,963	3,677
Expenses
Direct	$981	980	$1,943	1,427
Allocated	67	63	136	73
	$1,048	1,043	$2,079	1,500

Segment income	$1,429	1,497	$2,884	2,177
Segment income margin	57.7%	58.9%	58.1%	59.2%

Wholesale Markets Segment
Revenues
Strategic services	$572	556	$1,152	766
Legacy services	372	424	753	596
	$944	980	$1,905	1,362
Expenses
Direct	$45	46	$93	78
Allocated	241	258	480	323
	$286	304	$573	401

Segment income	$658	676	$1,332	961
Segment income margin	69.7%	69.0%	69.9%	70.6%

Enterprise Markets - Network Segment
Revenues
Strategic services	$333	319	$657	328
Legacy services	218	225	440	260
Data integration	97	86	183	88
	$648	630	$1,280	676
Expenses
Direct	$199	185	$383	186
Allocated	280	287	553	296
	$479	472	$936	482

Segment income	$169	158	$344	194
Segment income margin	26.1%	25.1%	26.9%	28.7%

Enterprise Markets - Data Hosting Segment
Revenues
Strategic services	$277	8	$542	8
	$277	8	$542	8
Expenses
Direct	$230	11	$451	11
Allocated	(19)	(9)	(37)	(9)
	$211	2	$414	2

Segment income	$66	6	$128	6
Segment income margin	23.8%	75.0%	23.6%	75.0%

During the second quarter of 2012, we restructured our four operating segments to more effectively leverage the strategic assets from our recent acquisitions of Embarq, Qwest and Savvis.  We also revised our methodology for how we allocate our expenses to our segments to better align segment expenses with related revenues.  In addition, we now allocate certain expenses from our enterprise markets-data hosting segment to our other three segments.  We have restated prior periods to reflect these changes in our methodology.

CenturyLink, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in millions)

	Three months ended June 30, 2012				Three months ended June 30, 2011
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$657	(35	)(1)	692	480	(260	)(2)	740
Add: Depreciation and amortization	1,208	—		1,208	1,177	—		1,177
Operating cash flow	$1,865	(35)		1,900	1,657	(260)		1,917

Revenues	$4,612	—		4,612	4,406	—		4,406

Operating income margin (operating income divided by revenues)	14.2%			15.0%	10.9%			16.8%

Operating cash flow margin (operating cash flow divided by revenues)	40.4%			41.2%	37.6%			43.5%

Free cash flow
Operating cash flow				$1,900				1,917
Less: Cash paid for income taxes, net of refunds				(30)				104
Less: Cash paid for interest, net of amounts capitalized				(485)				(390)
Less: Capital expenditures (3)				(609)				(566)
Other income (expense)				3				2
Free cash flow (4)				779				1,067

SPECIAL ITEMS
(1) -

Includes severance costs associated with recent reduction in force initiatives ($23 million), integration, severance, and retention costs associated with our acquisition of Qwest ($10 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($2 million).

(2) -

Includes integration, severance, and retention costs associated with our acquisition of Qwest, along with restructuring charges ($245 million); integration and severance costs associated with our acquisition of Embarq ($25 million); transaction and other costs associated with our acquisition of Savvis ($2 million); net of a favorable settlement of an operating tax issue ($13 million).

(3) -	Excludes $18 million in second quarter 2012 and $13 million in second quarter 2011 of capital expenditures related to the integration of Embarq and Qwest.
(4) -	Excludes special items identified in items (1) to (3).

CenturyLink, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in millions)

	Six months ended June 30, 2012				Six months ended June 30, 2011
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$1,311	(117	)(1)	1,428	944	(295	)(2)	1,239
Add: Depreciation and amortization	2,416	—		2,416	1,546	—		1,546
Operating cash flow	$3,727	(117)		3,844	2,490	(295)		2,785

Revenues	$9,222	—		9,222	6,102	—		6,102

Operating income margin (operating income divided by revenues)	14.2%			15.5%	15.5%			20.3%

Operating cash flow margin (operating cash flow divided by revenues)	40.4%			41.7%	40.8%			45.6%

Free cash flow
Operating cash flow				$3,844				2,785
Less: Cash paid for income taxes, net of refunds				(31)				99
Less: Cash paid for interest, net of amounts capitalized				(729)				(460)
Less: Capital expenditures (3)				(1,277)				(773)
Other income (expense)				10				5
Free cash flow (4)				1,817				1,656

SPECIAL ITEMS
(1) -

Includes severance costs associated with recent reduction in force initiatives ($66 million), integration, severance, and retention costs associated with our acquisition of Qwest ($46 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($5 million).

(2) -

Includes integration, severance, and retention costs associated with our acquisition of Qwest, along with restructuring charges ($251 million); integration and severance costs associated with our acquisition of Embarq ($55 million); transaction and other costs associated with our acquisition of Savvis ($2 million); net of a favorable settlement of an operating tax issue ($13 million).

(3) -	Excludes $28 million for the six months ended June 30, 2012 and $17 million for the six months ended June 30, 2011 of capital expenditures related to the integration of Embarq and Qwest.
(4) -	Excludes (i) special items identified in items (1) to (3) above and (ii) the impact of pension contributions of $100 million for the six months ended June 30, 2011.

CenturyLink, Inc.

ADJUSTED AND PRO FORMA STATEMENTS OF INCOME

THREE MONTHS ENDED JUNE 30, 2012 AND MARCH 31, 2012  AND PRO FORMA THREE MONTHS ENDED JUNE 30, 2011

(UNAUDITED)

(Dollars in millions, except per share amounts, shares in thousands)

					Pro forma (1)
	Three months		Three months		Three months
	ended		ended		ended
	June 30, 2012		March 31, 2012		June 30, 2011
	(excluding		(excluding		(excluding
	special items)(2)		special items)(2)		special items)(2)

OPERATING REVENUES
Strategic services	$2,076		2,056		1,989
Legacy services	2,100		2,143		2,282
Data integration	170		145		151
Other	266		266		247
	4,612		4,610		4,669

OPERATING EXPENSES
Cash expenses	2,712	(A)	2,666	(B)	2,690	(C)
Depreciation and amortization	1,208		1,208		1,245
	3,920		3,874		3,935

OPERATING INCOME	692		736		734

OTHER INCOME (EXPENSE)
Interest expense	(335)		(343)		(317	)(D)
Other income (expense)	3	(E)	7	(F)	2	(G)
Income tax expense	(142	)(H)	(157	)(H)	(173	)(H)

NET INCOME	$218		243		246

DILUTED EARNINGS PER SHARE	$0.35		0.39		0.40

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	621,839		620,350		614,529

OPERATING CASH FLOW
Operating income	$692		736		734
Add: Depreciation and amortization	1,208		1,208		1,245
Operating cash flow	$1,900		1,944		1,979

	As of	As of	As of
	June 30, 2012	March 31, 2012	June 30, 2011
OPERATING METRICS
Broadband subscribers	5,763	5,745	5,519
Access lines	14,145	14,379	15,057

(1)

The pro forma information presented above reflects the operations of CenturyLink (which includes Qwest for the entire second quarter 2011) and Savvis assuming Savvis’ results of operations had been combined as of January 1, 2010. Pro forma adjustments include (i) the elimination of intercompany billings and the elimination of certain deferred revenues and costs; (ii) the amortization of the fair value preliminarily assigned to intangible assets (primarily customer relationship); (iii) adjustments to depreciation to reflect the fair value preliminarily assigned to property, plant and equipment; (iv) adjustments to interest expense to reflect acquisition date financing and (v) the related income tax effects. The above pro forma information (i) has not been prepared in accordance with generally accepted accounting principles, (ii) is for illustrative purposes only, and (iii) is not necessarily indicative of the combined operating results that would have occurred if the Savvis merger had been consummated as of January 1, 2010.

(2)	Summary description of special items for Second Quarter 2012, First Quarter 2012 and Second Quarter 2011:
(A)

Excludes severance costs associated with recent reduction in force initiatives ($23 million), integration, severance, and retention costs associated with our acquisition of Qwest ($10 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($2 million).

(B)

Excludes severance costs associated with recent expense reduction initiatives ($43 million), integration, severance, and retention costs associated with our acquisition of Qwest ($36 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($3 million).

(C)

Excludes integration and severance costs associated with the Qwest and Embarq acquisitions incurred by CenturyLink; realignment, severance and merger related costs incurred by Qwest and merger related costs incurred by Savvis ($263 million).

(D)	Excludes the interest component of a favorable settlement of an operating tax issues ($5 million).
(E)	Excludes net loss associated with early retirement of debt ($202 million).
(F)	Excludes gain associated with early retirement of debt ($8 million) and gain on the sale of non-operating investment securities ($5 million).
(G)	Excludes expense associated with terminating a bridge facility related to the Savvis acquisition ($16 million).
(H)

Excludes tax effect of above items (A) to (G) ($93 million for second quarter 2012 and $26 million for first quarter 2012 and $97 million for second quarter 2011). Second quarter 2011 also excludes a benefit from the reduction of an NOL valuation allowance ($14 million).

CenturyLink, Inc.

SUPPLEMENTAL INFORMATION - ADJUSTED DILUTED EPS

THREE MONTHS ENDED JUNE 30, 2012 AND DECEMBER 31, 2011 AND PRO FORMA THREE MONTHS ENDED JUNE 30, 2011

(UNAUDITED)

(Dollars in millions, except per share amounts)

			Pro Forma*
	Three months	Three months	Three months
	ended	ended	ended
	June 30, 2012	March 31, 2012	June 30, 2011
	(excluding	(excluding	(excluding
	special items)	special items)	special items)

Net income	$218	243	246

Add back:
Amortization of customer base intangibles:
Qwest	244	244	260
Embarq	39	39	44
Savvis	14	15	20

Amortization of trademark intangibles:
Qwest	16	18	21
Savvis	3	2	2

Amortization of fair value adjustment of long-term debt:
Embarq	1	1	1
Qwest	(20)	(28)	(67)

Subtotal	297	291	281
Tax effect of above items	(112)	(111)	(99)
Net adjustment, after taxes	185	180	182

Net income, as adjusted for above items	$403	423	428

Weighted average diluted shares outstanding	621.8	620.4	614.5

Diluted EPS (excluding special items)	$0.35	0.39	0.40

Adjusted diluted EPS as adjusted for purchase accounting intangible and interest amortizations (excluding special items)	$0.65	0.68	0.69

The above schedule presents adjusted net income and adjusted earnings per share (both excluding special items) by adding back to net income and earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to recent acquisitions.  Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*The pro forma information presented above reflects the operations of CenturyLink (which includes Qwest for the entire second quarter 2011) and Savvis assuming Savvis’ results of operations had been combined as of January 1, 2010.  Pro forma adjustments include (i) the elimination of intercompany billings and the elimination of certain deferred revenues and costs; (ii) the amortization of the fair value preliminarily assigned to intangible assets (primarily customer relationship); (iii) adjustments to depreciation to reflect the fair value preliminarily assigned to property, plant and equipment; (iv) adjustments to interest expense to reflect acquisition date financing and (v) the related income tax effects.  The above pro forma information (i) has not been prepared in accordance with generally accepted accounting principles, (ii) is for illustrative purposes only, and (iii) is not necessarily indicative of the combined operating results that would have occurred if the Savvis merger had been consummated as of January 1, 2010.

CenturyLink, Inc.

SUPPLEMENTAL PRO FORMA SEGMENT DATA

2012 and 2011

ASSUMING CENTURYLINK’S ACQUISITION OF QWEST AND SAVVIS OCCURRED JANUARY 1, 2010

(UNAUDITED)

(Dollars in millions)

				Pro forma (*)	Pro forma (*)	Pro forma (*)
	Three months	Three months	Three months	Three months	Three months	Three months
	ended	ended	ended	ended	ended	ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Total segment revenues	$4,346	4,344	4,399	4,387	4,422	4,482
Total segment expenses	2,024	1,978	2,085	2,071	2,025	1,986
Total segment income	$2,322	2,366	2,314	2,316	2,397	2,496
Total segment income margin (segment income divided by segment revenues)	53.4%	54.5%	52.6%	52.8%	54.2%	55.7%

Regional Markets Segment
Revenues
Strategic services	$894	887	882	845	845	845
Legacy services	1,510	1,540	1,575	1,599	1,632	1,662
Data integration	73	59	87	78	66	65
	$2,477	2,486	2,544	2,522	2,543	2,572
Expenses
Direct	$981	962	1,014	1,028	980	988
Allocated	67	69	67	64	65	65
	$1,048	1,031	1,081	1,092	1,045	1,053

Segment income	$1,429	1,455	1,463	1,430	1,498	1,519
Segment income margin	57.7%	58.5%	57.5%	56.7%	58.9%	59.1%

Wholesale Markets Segment
Revenues
Strategic services	$572	580	569	572	560	556
Legacy services	372	381	391	411	424	446
Data integration	—	—	1	—	—	—
	$944	961	961	983	984	1,002
Expenses
Direct	$45	48	52	44	46	44
Allocated	241	239	261	263	261	247
	$286	287	313	307	307	291

Segment income	$658	674	648	676	677	711
Segment income margin	69.7%	70.1%	67.4%	68.8%	68.8%	71.0%

Enterprise Markets - Network Segment
Revenues
Strategic services	$333	324	321	318	324	326
Legacy services	218	222	214	217	226	240
Data integration	97	86	100	88	85	88
	$648	632	635	623	635	654
Expenses
Direct	$199	184	199	183	185	171
Allocated	280	273	290	296	292	288
	$479	457	489	479	477	459

Segment income	$169	175	146	144	158	195
Segment income margin	26.1%	27.7%	23.0%	23.1%	24.9%	29.8%

Enterprise Markets - Data Hosting Segment
Revenues
Strategic services	$277	265	259	259	260	254
	$277	265	259	259	260	254
Expenses
Direct	$230	221	220	212	215	201
Allocated	(19)	(18)	(18)	(19)	(19)	(18)
	$211	203	202	193	196	183

Segment income	$66	62	57	66	64	71
Segment income margin	23.8%	23.4%	22.0%	25.5%	24.6%	28.0%

During the second quarter of 2012, we restructured our four operating segments to more effectively leverage the strategic assets from our recent acquisitions of Embarq, Qwest and Savvis.  We also revised our methodology for how we allocate our expenses to our segments to better align segment expenses with related revenues.  In addition, we now allocate certain expenses from our enterprise markets-data hosting segment to our other three segments.  We have restated prior periods to reflect these changes in our methodology.  The pro forma segment data for 2010 has not been restated as it is deemed impracticable to do so.

* For additional information regarding this pro forma information, including related pro forma adjustments, please see the preceding supplemental schedule.

CenturyLink, Inc.

SUPPLEMENTAL SELECT SAVVIS REVENUE INFORMATION

THREE MONTHS ENDED JUNE 30, 2012, MARCH 31, 2012 AND PRO FORMA THREE MONTHS ENDED JUNE 30, 2011

(UNAUDITED)

(Dollars in millions)

			Pro Forma*
	Three months	Three months	Three months
	ended	ended	ended
	June 30, 2012	March 31, 2012	June 30, 2011

Colocation revenue	$107	103	101
Managed hosting revenue	106	99	96

*The pro forma information presented above reflects certain selected revenue of Savvis assuming CenturyLink owned Savvis as of January 1, 2010.  These amounts reflect Savvis’ historical operating results for the last full quarter in which it operated as an independent company; no pro forma adjustments have been made to these amounts.  The above pro forma information has not been prepared in accordance with generally accepted accounting principles and is for illustrative purposes only.